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                                                                     EXHIBIT 5.1
                                LATHAM & WATKINS
                                Attorneys at Law
                       633 West Fifth Street, Suite 4000
                       Los Angeles, California 90071-2007
                            Telephone (213) 485-1234
                               Fax (213) 891-8763

                                 April 16, 1998

Beckman Coulter, Inc.
2500 Harbor Boulevard
Fullerton, CA 92834

     Re: Beckman Coulter, Inc.
       Registration Statement on Form S-4 (File No. 333-          )

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") referenced above, which you are filing on the date hereof with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of (i) $160,000,000 principal amount of your 7.10% Senior Notes due 2003 and (ii) $240,000,000 principal amount of your 7.45% Senior Notes due 2008 (together, the "Exchange Notes"), to be offered and issued by Beckman Coulter, Inc. (the "Company"), together with guarantees of the Exchange Notes (the "Guarantees") by Beckman Instruments (Naguabo) Inc., a California corporation, Hybritech Incorporated, a California corporation, SmithKline Diagnostics, Inc., a Delaware corporation and Coulter Corporation, a Delaware corporation (collectively, the "Guarantors") pursuant to an Indenture dated March 4, 1998 (the "Indenture") among the Company, the Guarantors and The First National Bank of Chicago, as trustee.

     As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the California Corporations Code and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

     Based upon the foregoing, we are of the opinion that, upon issuance thereof in the manner described in the Registration Statement, the Exchange Notes will be legally valid and binding obligations of the Company and the Guarantees will be legally valid and binding obligations of the respective Guarantors.

     The opinion rendered above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 515 of the Indenture.
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Beckman Coulter, Inc.
April 16, 1998
Page 2

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

     We consent to your filing this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          LATHAM & WATKINS